Exhibit 10.22
FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE, dated as of June 16, 2006 (this “Amendment”), between TRONA COGENERATION CORPORATION, a Delaware corporation, having an address at c/o DaimlerChrysler Services North America LLC, CIMS 405-23-05, 27777 Inkster Road, Farmington Hills, Michigan 48334-5326, Attention: Raymond M. McGowan (hereinafter referred to as “Lessor”), and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, an Indiana corporation, having an address at 1300 South Clinton Street, Fort Wayne, Indiana 46802, Attention: Director of Facilities (hereinafter referred to as “Lessee”).

WITNESSETH:

Whereas Clinton Street Limited Partnership, an Indiana limited partnership, as lessor (the “Original Lessor”), entered into that certain Lease and Agreement dated as of August 1, 1984 (the “Lease”) with Lessee, which Lease was guaranteed by Lincoln National Corporation (“Guarantor”) pursuant to the Guaranty, dated as of August 1, 1984, from Guarantor to Original Lessor and the Memorandum of Lease and Agreement recorded August 29, 1984 as Instrument Number 1984-21065, Reassignment of Lease and Guaranty recorded August 29, 1984 as Instrument Number 84-21069, Second Reassignment of Lease recorded August 29, 1984 as Instrument Number 84-21073, as well as Assignment of Lease and Guaranty dated August 1, 1984 and recorded August 29, 1984 as Instrument Number 84-21067;

WHEREAS, capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Lease;

WHEREAS, the Lease demised to Lessee the land more particularly described on Exhibit A hereto (the “Original Land”) and all improvements thereon (the “Original Improvements”);

WHEREAS, by General Warranty Deed, dated as of March 24, 1987 (the “Meridian Deed”), from Original Lessor to Chrysler Meridian Corporation (“Meridian”), a copy of which was recorded on March 25, 1987 as Instrument Number 87-014806, Original Lessor conveyed to Meridian the Original Improvements and an “Estate for Years” in the Original Land, subject to the Lease and the rights of Lessee thereunder;

WHEREAS, by that certain Master Assignment, Assumption and Agreement, dated as of March 24, 1987, a copy of which was recorded on March 25, 1987 as Instrument Number 87-14808, among Original Lessor, Meridian and the Clinton Street Realty Trust (the “Trust”), Original Lessor assigned the Lease and the Guaranty to Meridian, and Meridian accepted such assignment and assumed such rights and obligations;

WHEREAS, by the General Warranty Deed, dated as of March 24, 1987 (the “Trust Deed”), a copy of which was recorded on March 25, 1987 as Instrument Number 87-014807, from Original Lessor to the Trust, Original Lessor conveyed to the Trust the Original Land, subject to the Meridian Deed and the rights of Meridian thereunder, and subject to the Lease and the rights of Lessee thereunder

WHEREAS, by Trustee Special Warranty Deed from the Trust to Lessor, dated as of the date hereof, a copy of which is to be recorded with the Allen County office of the recorder, the Trust conveyed its interest in the Original Land to Lessor, subject to the Lease and the rights of Lessee thereunder;

WHEREAS, by Special Warranty Deed from Meridian to the Lessor, dated as of the date hereof, a copy of which is to be recorded with the Allen County office of the recorder, Meridian conveyed its interest (including its Estate for Years) in the Original Land to the Lessor, subject to the Lease and the rights of Lessee thereunder;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof (“Assignment and Assumption”), Meridian assigned its rights and obligations under the Lease and the Guaranty to the Lessor and Lessor assumed and agreed to perform the same; and

WHEREAS, immediately preceding the execution and delivery of this Amendment, Lessee has conveyed to Lessor the land more particularly described on Exhibit B attached hereto (the “Additional Land”) and all improvements thereon (the “Additional Improvements”);

WHEREAS, the Lessor and the Lessee wish to amend the Lease to, among other things, exercise Lessee’s option to extend the term for the first two (2) “Extended Terms” and add the Additional Land and the Additional Improvements to the premises demised under the Lease, so that the Land Parcel (as defined in the Lease) shall consist of the Original Land and the Additional Land;

NOW THEREFORE, in consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Schedule A of the Lease is hereby deleted in its entirety and replaced by Schedule A attached hereto.

2.  Paragraphs 6 and 7 to Schedule B to the Lease are hereby deleted in their entirety and replaced with Schedule B attached hereto.

3.  Schedule C to the Lease is hereby deleted in its entirety and replaced with Schedule C attached hereto with respect to the period commencing on the date of this Amendment.

4.  Section 2(a) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof: “(a) the rights of any parties in possession and the existing state of the title as of the commencement of the term of this Lease or, for any property added to the Land Parcel by an amendment to this Lease (Added Property), as of the date on which such property is so added to the Land Parcel,”.

5.  Section 2(d) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof: “(d) the condition of any buildings, structures and other improvements located thereon, as of the commencement of the term of this Lease or, for any

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buildings, structures and other improvements located on any Added Property, on the date such Added Property is added to the Land Parcel by an amendment of this Lease, without representation or warranty by Lessor.”

6.  In accordance with Section 4 of the Lease, Lessees hereby irrevocably exercises the right and option to extend the term of the Lease for the first two (2) Extended Terms (as defined in the Lease), such that the term of the Lease shall expire on August 31, 2019 (the period September 1, 2009 to August 31, 2019 being herein called the “Initial Extended Term”), unless sooner terminated as provided in the Lease. Notwithstanding anything in the Lease to the contrary, this will constitute exercise by the Lessee of the first two (2) Extended Terms, and nothing in this Amendment shall be construed as to prevent the Lessee from subsequently extending the term of the Lease for the remaining four (4) additional Extended Terms of five (5) years each in accordance with, and subject to, the terms of the Lease and this Amendment (“Subsequent Extension Terms”). Lessee irrevocably waives any right to give a notice not to extend the Lease for the first or the second Extended Terms.

7.  The first sentence of Section 9 of the Lease is hereby amended by deleting the beginning portion of said sentence ending with the parenthetical “(collectively, the Indemnified Parties)”, and by substituting in lieu thereof the following: “Lessee shall defend all actions or claims against Lessor, or any partner, member, shareholder, officer or director of Lessor, or any assignee of Lessor, or any partner, member, shareholder, officer or director of such assignee (collectively, the Indemnified Parties)”.

8.  Section 11(c) of the Lease is hereby deleted in its entirety and replaced with the following:

“(c)
Lessee may, at its expense, upon 45 days prior notice to Lessor, construct improvements on any portion of the Land Parcel on which there is not already a permanent structure for which improvements it has not and will not obtain reimbursement from Lessor (Lessee’s Improvements), provided that upon completion thereof, the use and market value of the remaining Leased Premises shall not thereby be materially lessened, and provided further that all such Lessee’s Improvements shall comply with all applicable laws, regulations, zoning requirements and building codes. The Lessee’s Improvements shall be and remain the property of Lessee and Lessee may make additions and alterations to Lessee’s Improvements and substitutions and replacements thereof which are otherwise in compliance with the provisions of this subparagraph (c).”

9.  The second sentence of Section 12(b) of the Lease, and the portion of the third sentence of Section 12(b) of the Lease ending with the phrase “this Lease shall terminate on the Termination Date”, are hereby deleted in their entirety and the following is substituted in lieu thereof:

“If the Termination Date occurs during the Interim or Primary Term, or during the first two (2) Extended Terms (i.e., during the period September 1, 2009 through August 31, 2019), such notice to Lessor shall be accompanied by an irrevocable

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offer by Lessee to purchase the Leased Premises on the Termination Date at a price determined in accordance with Schedule C (the Purchase Offer). If either (1) Lessor shall reject such Purchase Offer by notice given to Lessee not later than the 30th day prior to the Termination Date, or (2) the Termination Date occurs during an Extended Term commencing on or after September 1, 2019, this Lease shall terminate on the Termination Date”.

10.  Section 12(c) of the Lease is hereby deleted in its entirety and replaced with the following:

“(c)
If during any Term (i) a portion of the Leased Premises shall be taken by condemnation or other eminent domain proceedings, which taking is not sufficient to require that Lessee give a Purchase Offer or (ii) the use or occupancy of the Leased Premises or any part thereof shall be temporarily taken by any governmental authority, then this Lease shall continue in full effect without abatement or reduction of Basic Rent, additional rent or other sums payable by Lessee hereunder notwithstanding such partial or temporary taking. Except as hereinafter set forth, Lessee shall (whether or not it has received any portion of the Net Award), promptly after any such temporary taking ceases, at its expense, repair any damage caused thereby in conformity with the requirements of paragraph 11(a), so that, thereafter, the Leased Premises shall be, as nearly as possible, in a condition and have a market value as good as the condition and market value thereof immediately prior to such taking. Lessee shall not be required to repair any damage to Lessee’s Improvements so long as such failure shall not materially lessen the use or value of the remaining Leased Premises; provided, however, that if, in Lessee’s good faith judgment, such damage is substantial, then Lessee shall demolish those affected portions of Lessee’s Improvements if Lessee shall not have repaired the same. After an occurrence of the character referred to in paragraph 12(a), any Net Award payable in connection with such occurrence shall be paid to the Permitted Mortgagee (as defined in paragraph 29(m)) unless such Permitted Mortgage has assets which total in aggregate less than $200,000,000, in which case any Net Award payable in connection with any condemnation or eminent domain proceeding shall be paid to the Proceeds Trustee (as defined in paragraph 12(e)), provided, that if in such event no Proceeds Trustee has been named pursuant to paragraph 12(e) at the time of payment of the Net Award, such Net Award shall be paid to the Lessor, in all events for application pursuant to this paragraph 12(c). Lessee shall be entitled to receive the Net Award but only against certificates by the President or any Vice President of Lessee delivered to Lessor and the Proceeds Trustee from time to time as such work of rebuilding, replacement and repair progresses, each such certificate describing the work for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work, provided that Lessee shall be entitled to receive any Net Award in an aggregate amount of up to

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$100,000 in connection with any one occurrence without providing Lessor with such certificates. To the extent that any Net Award remaining after such repairs have been made is less than $250,000, such remaining Net Award shall be paid to Lessee. If such remaining Net Award equals or exceeds $250,000, all of the remaining Net Award shall be retained by the Permitted Mortgagee, Proceeds Trustee, or by Lessor, as applicable, and shall be applied in reduction of the principal amount of the indebtedness secured by any Permitted Mortgage then outstanding. To the extent that any Net Award is not paid to Lessee pursuant to the preceding sentence, (i) the amounts set forth in Schedule C shall be reduced in accordance with Schedule C, and (ii) each installment of Basic Rent payable on or after the first Payment Date occurring two months or more after the final payment to Lessee for such restoration (including Extended Terms thereafter) shall be reduced by an amount equal to the amount of such installment multiplied by a fraction, the numerator of which shall be an amount equal to the remaining Net Award not paid to Lessee, and the denominator of which shall be the applicable amount set forth in Schedule C prior to its reduction pursuant to clause (i) above, provided that (i) the Basic Rent shall not be reduced to an amount less than $4.00 per square foot of remaining rentable space, and (ii) during the Primary Term and during the first two (2) Extended Terms (i.e., during the period September 1, 2009 through August 31, 2019) the amount by which such installments of Basic Rent shall be so reduced shall not exceed the amount by which the amount scheduled to be due on or about such date on any indebtedness of Lessor secured by the Permitted Mortgage is reduced to reflect the revised amortization thereof after giving effect to the corresponding prepayment of such indebtedness by Lessor (it being understood that in case the Permitted Mortgage is retired or otherwise refinanced prior to such prepayment, such limitation shall be calculated as if such mortgage indebtedness had remained outstanding, was so prepaid and the amortization thereof revised as provided therein). In the event of any temporary requisition, this Lease shall remain in full effect and Lessee shall be entitled to receive the Net Award allocable to such temporary requisition; except that such portion of the Net Award allocable to the period after the expiration of the Term of this Lease shall be paid to Lessor. If the cost of any repairs required to be made by Lessee pursuant to this paragraph 12(c) shall exceed the amount of such Net Award, the deficiency shall be paid by Lessee. No payments shall be made to Lessee pursuant to this paragraph 12(c) for so long as any default shall have happened and shall be continuing under this Lease.”

11.    Section 12 (e) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(e)
The trustee (the Proceeds Trustee) of the Net Award and Net Casualty Proceeds (as defined in Section 14(a)) shall be the holder of the first mortgage lien on the Leased Premises, who shall be an institutional lender, or if there shall not be such a lien, or if such lien shall be held by a person other than an institutional lender,

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or if Section 12(c) or Section 14(b) otherwise requires that a Proceeds Trustee be appointed, then a bank or trust company, designated by Lessee and acceptable to Lessor and the Permitted Mortgagee, having an office in the State of Indiana. The Proceeds Trustee shall have a combined capital and surplus of at least $100,000,000 and shall be duly authorized to act as such trustee. All charges and fees of the Proceeds Trustee shall be paid by Lessee. The Proceeds Trustee shall invest such Net Award and Net Casualty Proceeds (as hereinafter defined) pursuant to such mutual agreement as may be made between Lessor and Lessee. Lessor and Lessee agree that Genworth Life Insurance Company of New York is an institutional lender for all purposes of this Lease.”

12.  Section 14(b) of the Lease is hereby deleted in its entirety and replaced with the following:

“(b)
After an occurrence of the character referred to in paragraph 14(a), except as hereinafter set forth, Lessee shall (whether or not it has received any Net Casualty Proceeds), at its expense, rebuild, replace or repair any damage to the Leased Premises caused by such event in conformity with the requirements of paragraph 11(a) so as to restore the Leased Premises (as nearly as practicable) to the condition and market value thereof immediately prior to such occurrence. Lessee shall not be required to rebuild or replace any damage to Lessee’s Improvements so long as such failure shall not materially lessen the value or use of the remaining Leased Premises; provided, however, that if, in Lessee’s good faith judgment, such damage is substantial, then Lessee shall demolish those affected portions of Lessee’s Improvements if Lessee shall not have repaired the same. After an occurrence of the character referred to in paragraph 14(a), all Net Casualty Proceeds payable in connection with such occurrence shall be paid to the Permitted Mortgage, and this Lease shall continue in full effect, provided, that if no Permitted Mortgage has been named pursuant to paragraph 12(e) at the time of payment of Net Casualty Proceeds or if such Permitted Mortgagee shall have assets which in aggregate equal less than $200,000,000, such Net Casualty Proceeds shall be paid to the Proceeds Trustee, and if there is no Proceeds Trustee then to Lessor, in all events for application pursuant to this paragraph 14(b). Lessee shall be entitled to receive the Net Casualty Proceeds, but only against certificates of the President or any Vice President of Lessee delivered to Lessor and Permitted Mortgagee (or Proceeds Trustee as applicable) from time to time as such work of rebuilding, replacement and repair progresses, each such certificate describing the work for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work, provided that Lessee shall be entitled to receive the Net Casualty Proceeds in an aggregate amount of up to $100,000 in

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connection with any one occurrence without providing Lessor with such certificates. To the extent that any Net Casualty Proceeds remaining after such repairs have been made are less than $250,000 they shall be paid to Lessee. If such remaining Net Casualty Proceeds equal or exceed $250,000, such Net Casualty Proceeds shall be retained by the Permitted Mortgagee Proceeds Trustee or by Lessor, as applicable, and shall be applied in reduction of the principal amount of the indebtedness secured by any Permitted Mortgage then outstanding. To the extent that any Net Casualty Proceeds are not paid to Lessee pursuant to the preceding sentence, (i) the amounts set forth in Schedule C shall be reduced in accordance with Schedule C, and (ii) each installment of Basic Rent payable on or after the First Payment Date occurring two months or more after the final payment to Lessee for such restoration (including Extended Terms thereafter) shall be reduced by an amount equal to the amount of such installment multiplied by a fraction, the numerator of which shall be an amount equal to the remaining Net Casualty Proceeds not paid to Lessee, and the denominator of which shall be the applicable amount set forth in Schedule C prior to its reduction pursuant to clause (i) above, provided that (i) the Basic Rent shall not be reduced to an amount of less than $4.00 per square foot of remaining rentable space, and (ii) during the Primary Term and during the first two (2) Extended Terms (i.e., during the period September 1, 2009 through August 31, 2019) the amount by which each such installment of Basic Rent shall be so reduced shall not exceed the amount by which the amount scheduled to be due on or about such date on any indebtedness of Lessor secured by the Permitted Mortgage is reduced to reflect the revised amortization thereof after giving effect to the corresponding prepayment of such indebtedness by Lessor (it being understood that in case the Permitted Mortgage is retired or otherwise refinanced prior to such prepayment, such limitation shall be calculated as if such mortgage indebtedness had remained outstanding, was so prepaid and the amortization thereof revised as provided therein). If the cost of any repairs required to be made by Lessee pursuant to this paragraph 14(b) shall exceed the amount of such Net Casualty Proceeds, the deficiency shall be paid by Lessee.”

13.  Section 14(c) of the Lease is hereby deleted in its entirety and replaced with the following:

“(c)
If the Leased Premises shall be substantially damaged or destroyed in any single casualty so that, in Lessee’s good faith judgment, the Leased Premises shall be unsuitable for restoration for continued use and occupancy in Lessee’s business, then at Lessee’s option in lieu of rebuilding, replacing and repairing the Leased Premises, Lessee may give notice to Lessor, within 30 days after the occurrence of such damage or destruction, of Lessee’s intention to terminate this Lease on the next Basic Rent Payment Date which occurs not less than 210 days after the delivery of such notice (the Termination Date), provided that, if the Termination

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Date occurs during the Primary Term or the Initial Extension Term, such notice shall be accompanied by (i) an irrevocable offer of Lessee to purchase the Leased Premises and the Net Casualty Proceeds on the Termination Date at a price determined in accordance with Schedule C hereof (the Purchase Offer), and (ii) a certificate signed by the President or any Vice President of Lessee stating that its board of directors (or an executive committee thereof) has determined that such event has rendered the Leased Premises unsuitable for restoration, replacement and rebuilding for Lessee’s continued use and occupancy and that the Leased Premises will not be restored. If Lessor shall reject such offer by notice to Lessee not later than the 30th day prior to the Termination Date, the Net Casualty Proceeds and the right thereto shall be assigned to and shall belong to Lessor and this Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of Lessee under this Lease, actual or contingent, which have arisen on or prior to the Termination Date, but only upon payment by Lessee of all Basic Rent, additional rent, and other sums due and payable by it under this Lease to and including the Termination Date; provided that the amount of such Net Casualty Proceeds, if any, related to any portion of the Improvements constructed by Lessee at its expense (and for which it has not obtained reimbursement pursuant to paragraph 15 of the Lease), shall be paid to Lessee as determined by the Appraisal Procedure. Unless Lessor shall have rejected such offer in accordance with this paragraph, Lessor shall be conclusively presumed to have accepted such offer, and on the Termination Date, Lessor shall convey the remaining portion of the Leased Premises, if any, and all its interest in the Net Casualty Proceeds in accordance with paragraph 16. If the Termination Date shall occur after the Initial Extension Term, Lessee shall not be required to offer to purchase the Leased Premises; in such case, the Net Casualty Proceeds shall belong to Lessor and this Lease shall terminate; provided that the amount of such Net Casualty Proceeds, if any, related to any portion of the Improvements constructed by Lessee at its expense (and for which it has not obtained reimbursement pursuant to paragraph 15 of the Lease), shall be paid to Lessee as determined by the Appraisal Procedure. If the conditions set forth in the first sentence of this paragraph 14(c) are fulfilled and Lessee fails to commence to rebuild, replace or repair the Leased Premises within 30 days after the final adjustment of all insurance claims made in connection therewith (but in no event later than one hundred eighty days after the occurrence of such damage or destruction), Lessee conclusively shall be deemed to have made such Purchase Offer and in the absence of a written Purchase Offer by Lessee the Termination Date shall be deemed to be the next Basic Rent Payment Date which occurs not less than 210 days after such Purchase Offer is presumed to have been made; but nothing in this sentence shall relieve Lessee of its obligation actually to deliver such Purchase Offer.

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14.  The text of Section 15 of the Lease is hereby deleted in its entirety and replaced with the following: “[Intentionally Deleted].”

15.  Section 16(a) of the Lease is hereby amended by adding the following after the phrase “on the date of the commencement of the Term hereof”, in both places where it appears, the following: “, or, for any buildings, structures and other improvements located on any Added Property, on the date such Added Property is added to the Land Parcel by an amendment of this Lease”.

16.  Section 17 of the Lease is hereby modified to add the following sentence after the existing last sentence of said section: “Notwithstanding anything in the Lease or this Amendment to the contrary, no assignment in accordance with Section 17 of the Lease shall be valid or binding on the Lessor unless the Guarantor has consented to such assignment, and has reaffirmed the Guaranty in relation to such assignment, by a instrument reasonably acceptable to Lessor.” Contemporaneously herewith, Guarantor has reaffirmed the Guaranty, and a reaffirmation consistent therewith shall satisfy the foregoing requirement.

17.  [Intentionally Deleted].

18.  [Intentionally Deleted].

19.  Section 21 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:”

“21.
Notices, Demands and Other Instruments. All notices, demands, requests, consents, approvals and other instruments (each a ‘Notice’ and, collectively, “Notices”) required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Lessee, addressed to The Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, Indiana 46802, Attn.: Director of Facilities, and delivered by any of the following methods: (i) registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) nationally recognized overnight delivery service, and (b) with respect to Lessor, addressed to Trona Cogeneration Corporation, c/o DaimlerChrysler Services North America LLC, CIMS 405-23-05, 27777 Inkster Road, Farmington Hills, Michigan 48334-5326, Attention: Raymond M. McGowan, with a copy to Trona Cogeneration Corporation, c/o DaimlerChrysler Services North America LLC, CIMS 405-27-10, 27777 Inkster Road, Farmington Hills, Michigan 48334-5326, Attention: Office of the General Counsel, and delivered by any of the following methods: (i) registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) nationally recognized overnight delivery service. Lessor and Lessee shall each have the right from time to time to specify as its address for purposes of this Lease any other address or addresses in the United States of America upon giving of 15 days’ prior Notice thereof,

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similarly given to the other party. Notices sent hereunder shall be deemed delivered when received, or when receipt is refused.”

20.  Section 22(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“Estoppel Certificates; Consents and Financial Statements. (a) Lessee and Lessor will, at any time and from time to time, upon not less than twenty days’ prior request by the other party, deliver a Certificate, certifying that this Lease is unmodified (except by First Amendment of Lease, dated as of June __, 2006, between Lessor and Lessee) and in full effect (or setting forth any modifications and that this Lease is in full effect as modified) and the dates to which the Basic Rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge, and containing such other statements as the requesting party shall reasonably request; it being intended, inter alia, that any such certificate may be relied upon by any mortgagee or prospective purchaser or prospective mortgagee of the Leased Premises.

21.  Section 22(b) of the Lease is hereby amended by deleting the parenthetical “(but only with respect to the initial financing involving the Permitted Mortgagee)” and substituting in lieu thereof the following: “(but only with respect to (x) the initial financing involving the Permitted Mortgagee, and (y) the refinancing with Genworth Life Insurance Company of New York which was closed on June __, 2006.”

22.  Section 29(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“(a) The term ‘Appraisal Procedure’ means, if Lessor and Lessee cannot agree on the value in question, that either party can notify the other party of its desire to conduct an appraisal, in which event each party, within 10 business days after such notice, shall select an independent MAI appraiser and notify the other party of the identity of such appraiser. Such value shall be determined by agreement of the full appraisals of such two appraisers pursuant to the terms of this Lease. If the appraisals do not agree, and if the difference between the two appraisals is less than or equal to 10% of the lowest appraised value, the average of the two appraisals will be used as the value. In the event that the difference between the appraisals is greater than 10% of the lowest appraised value, such value shall be determined by the full appraisal of a third independent MAI appraiser, who shall be selected by the original two appraisers. Lessor and Lessee shall agree on reasonable and customary instructions to be given each appraiser; provided, however, that in the absence of agreement on instructions, the terms and conditions of this Lease shall control.”

23.  Section 29(c) of the Lease is hereby deleted in its entirety and replaced with the following:

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“(c)	The term ‘Guaranty’ means:

The Guaranty, dated the date hereof, from Guarantor to Lessor, guaranteeing performance of Lessee’s obligations under this Lease as the same may be amended, modified or reaffirmed from time to time.

24.  Section 29(e) of the Lease is hereby deleted in its entirety.

25.  Section 29(j) of the Lease is hereby deleted in its entirety and replaced with the following:

“(j)	The term ‘Permitted Mortgage’ means:

any mortgage, deed of trust, security agreement, assignment of lease or other security instrument relating to the Leased Premises and this Lease, subject to the rights of Lessee under this Lease, and securing a borrowing by Lessor from a lender, made at any time after the time of execution of this Lease, including any refinancing thereof (the Permitted Mortgage). As of June __, 2006, the Permitted Mortgage is the Mortgage, Assignment of Rents and Leases and Security Agreement (Also Constituting a Fixture Filing), dated as of June _, 2006, between Lessor and Genworth Life Insurance Company of New York.

26.  Section 29(k) of the lease is hereby modified to delete the phrase “and the Junior Permitted Mortgagee.”

27.  Section 29(m) of the Lease is hereby deleted in its entirety and replaced with the following:

“(m)
The term ‘Permitted Mortgagee’ means the holder, mortgagee or beneficiary from time to time of a Permitted Mortgage. As of June ___, 2006, Genworth Life Insurance Company of New York is the Permitted Mortgagee.”

28.  Section 29 of the Lease is hereby amended by adding the following at the end thereof:

(o)	“The term ‘Initial Extended Term’ means, collectively, the first two (2) Extended Terms, covering the period September 1, 2009 through August 31, 2019.”

(p)
“The term ‘CPI’ shall mean the ‘U.S. City Average, All Items’ Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base: 1982-1984=100), or any successor index thereto. If the Consumer Price Index is hereafter converted to a different standard reference base or otherwise revised, any determination hereunder that uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if the Bureau shall no longer publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living in Fort Wayne, Indiana, D.C. that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.”

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29.  The first sentence of Section 30(a) of the Lease is amended by deleting “(x) on the last day of the Primary Term or (y) on the last day of the first, second, third, fourth, fifth and sixth Extended Terms”, and by substituting in lieu thereof the following:

“on the last day of the second, third, fourth, fifth and sixth Extended Terms (it being understood that the last day of the second Extended Term would be August 31, 2019)”

30.  The third to last sentence of Section 30(b) of the Lease is hereby deleted, and the following is substituted in lieu thereof:

“On the date of such purchase, Lessor shall convey and assign the Leased Premises to Lessee, provided that such conveyance and assignment shall be made subject to the Permitted Exceptions listed in Schedule D hereto, to any other matters created by or consented to by Lessee, or any person or entity in possession of any part of the Leased Premises by, through or under Lessee, and to such liens, encumbrances, charges, exceptions and restrictions affecting the Leased Premises as such third party is willing to accept in such offer, and provided further that this Lease and, at Lessor’s option, any Permitted Mortgage, shall continue in full force and effect.”

31.  The Lease is hereby amended by adding, as Schedule D to the Lease, Schedule D attached hereto (which specified “Permitted Encumbrances”).

32.  Representative, Warranties, and Covenants.

(a)  As of the date of this Amendment, Lessee represents and warrants that there are no Lessee Improvements and there are no Reimbursable Expenses (as such terms are respectively defined in the Lease) for which the Lessor has received notice, nor are their any Reimbursable Expenses which are due and owing, or which in the future may under any circumstance become due and owing, by Lessor.

(b)  Lessor and Lessee hereby acknowledge and confirm that Genworth Life Insurance Company of New York is an institutional lender within the meaning of such term under the Lease and is entitled to all of the rules and privileges of an institutional lender under the Lease.

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(c)  Lessor and Lessee hereby acknowledge and confirm that Genworth is a Permitted Mortgagee under the Lease entitled to all of the rights and privileges of a Permitted Mortgagee under the Lease including, but not limited to, all of the rights and privileges contained in Section 22(b) of the Lease.

33.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended except by a writing signed by both parties.

34.  This Amendment shall be governed by and interpreted under the laws of the State of Indiana.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

TRONA COGENERATION CORPORATION By: _______________________________ Name: Title:
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY By: _______________________________ Name: Title:

14

Exhibit A

Original Land

PARCEL 1:

Lots Numbered 52, 53 and 54 in Brackenridge’s Addition to the City of Fort Wayne, Indiana, as per plat thereof recorded in Deed Record 38 page 170, in the Office of the Recorder of Allen County, Indiana.

Together with the vacated alley lying west of and adjacent to said lots.

Also together with an overhead walkway as set out and described proceedings under Declaratory Resolution 1402-75 adopted August 14, 1975 as set out in transcript recorded October 17, 1984 as Instrument Number 84-25309.

PARCEL 2:

Lots Numbered 84, 85, 86, 87, 88 and 89 in Brackenridge’s Addition to the City of Fort Wayne, Indiana as per plat thereof recorded in Deed Record 38 page 170 in the Office of the Recorder of Allen County, Indiana.

Together with the vacated alley lying west of and adjacent to said lots and also together with the vacated alley lying north and adjacent to Lot 89.

PARCEL 3:

A parcel of land situated in the City of Fort Wayne, Allen County, Indiana bound by a line commencing at the point where the North boundary line of Brackenridge Street in said City intersects the East boundary line of Harrison Street in said City and running thence East on the North boundary line of said Brackenridge Street, a distance of 231.5 feet, more or less, to the West boundary line of the alley running North from said Brackenridge Street to Douglas Avenue, between Harrison and Calhoun Streets; thence North, along the West boundary line of said alley, a distance of 131 feet, more or less to the South boundary line of an alley running West to Harrison Street between Brackenridge Street and Douglas Avenue; thence West on the South boundary line of the alley last above described a distance of 231.5 feet, more or less to the East boundary line of said Harrison Street; thence South, on the East boundary line of said Harrison street a distance of 131 feet, more or less to the point of beginning.

PARCEL 4:

That part of the Northwest Quarter of the Northeast Quarter of Section 11, Township 30 North, Range 12 East, in the City of Fort Wayne, Allen County, Indiana, beginning at a point where the East line of Harrison Street intersects with and crosses the South line of Douglas Avenue; thence running South along the East line of Harrison Street, a distance of 134 feet to an alley; thence East, along the alley a distance of 231.5 feet to an alley; thence North and parallel with said Harrison Street to the South line of Douglas Avenue; thence West along the South line of Douglas Avenue to the point of beginning.

PARCEL 5:

That part of a vacated alley lying between Parcel 3 and Parcel 4.

PARCEL 6:

The East 46 feet of Lots 91, 92 and 93 in Hamilton’s Third Addition to the City of Fort Wayne, Indiana, as per plat thereof recorded in the Office of the Recorder of Allen County, Indiana.

PARCEL 7:

Part of the West 84 feet of Lots 91, 92 and 93 in Hamilton’s Third Addition to the City of Fort Wayne as per plat thereof recorded in the Office of the Recorder of Allen County, Indiana, being more particularly described as follows:

Beginning at the Northwest corner of said Lot 93; thence East on and along the North line of said Lot 93 a distance of 84 feet; thence South, a distance of 60 feet to the South line of said Lot 91; thence Northwesterly on the arc of a regular curve to the right having a radius of 172 feet, a distance of 105.34 feet to the point of beginning.

PARCEL 8:

Lots 94, 95, 96, 97, 98, 99, 100, and 101 and all that part of Lot 103 South of the centerline of the brick wall along the South line of said Lot; Lots 104, 105, 106, 107 and the North 19.5 feet of Lot 103 all in Hamilton’s Third Addition to the City of Fort Wayne, Indiana, as per plat thereof recorded in the Office of the Recorder of Allen County, Indiana.

Together with an overhead walkway described under Declaratory Resolution 1402-75 adopted August 14, 1975 as set out in transcript recorded October 17, 1984 as Instrument Number 84-25309.

PARCEL 9:

Part of the Northeast Quarter of the Northeast Quarter of Section 11, Township 30 North, Range 12 East, Allen County, Indiana, more particularly described as follows, to-wit:

Commencing at the intersection of the South line of Montgomery Street, now Douglas Avenue, in the City of Fort Wayne, with the East line of an alley next East of and parallel with Calhoun Street in said City; thence South on the East line of said Alley, 160.71 feet, more or less to the center of a vacated alley lying South of Montgomery Street, now Douglas Avenue, and extending from Clinton Street West to the first alley East of Calhoun Street, said alley having been vacated by the Board of Public Works of the City of Fort Wayne, by Declaratory Resolution No. 401, adopted April 22, 1920, and confirmed May 13, 1920, running thence East along the centerline of said vacated alley 70 feet to a point; thence North and parallel to the East line of the first alley East of Calhoun Street 160.71 feet, more or less, to the South line of Montgomery Street, now Douglas Avenue in said City of Fort Wayne; thence West 70 feet to the place of beginning.

PARCEL 11:

The tract of land in the Northeast Quarter of the Northeast Quarter of Section 11, Township 30 North, Range 12 East, in the City of Fort Wayne, Allen County, described as follows, to-wit:

Commencing at the intersection of the South property line of Montgomery Street (now Douglas Street) and the West property line of Clinton Street, as said lines existed in 1925; thence West on said South property line of Montgomery Street (now Douglas Street) 159 feet, more or less, to the East line of the tract conveyed to Chester J. Nathan and S. Louis Wolf by deed recorded in Deed Record 290 page 210 of the Deed Records of Allen County, State of Indiana; thence South along said East property line 160.71 feet to the centerline of the vacated 14 foot alley between Montgomery (now Douglas) and Holman (now Brackenridge) Streets; thence East along said centerline of said vacated alley, 159 feet more or less to the west property line of Clinton Street as it existed in 1925; thence North along the said west property line of Clinton Street to the place of beginning.

PARCEL 12:

The vacated alley lying East of and adjacent to Lots Numbered 91 to 101, Inclusive and Lots Numbered 103 to 107 inclusive, in Hamilton’s Third Addition to the City of Fort Wayne, Allen County, Indiana vacated under Declaratory Resolution 1401-1975.

PARCEL 13:

Lots Numbered 62, 63 and 64 in Brackenridge’s Addition to the City of Fort Wayne, Allen County, Indiana as per plat thereof recorded in Plat Book 0, page 82, in the Office of the Recorder of Allen County, Indiana.

Together with that part of an alley lying south and adjacent to said Lots 62, 63, and 64 heretofore vacated by proceedings under General Ordinance G-25-85.

Also together with an overhead walkway as described in Declaratory Resolution Number 1423-76 adopted June 7, 1976 and confirmed July 29, 1976 by the Board of Public Works, recorded October 28, 1984 as Instrument Number 84-25847.

PARCEL 14:

Lot 7 and the East one-half of Lot 8 in Baker’s Addition to the City of Fort Wayne, Indiana, as per plat thereof recorded in Deed Record 31 page 20 in the Office of the Recorder of Allen County, Indiana.

Together with the west half of a vacated alley lying east of and adjacent to said Lot 7.

Also together with the south half of a vacated alley lying north of and adjacent to said Lots 7 and 8.

PARCEL 15:

Lots Numbered 4, 5 and 6 in Baker’s Addition to the City of Fort Wayne, Indiana as per plat thereof recorded in Deed Record 31, page 20 in the Office of the Recorder of Allen County, Indiana.

Together with the east half of vacated alley lying west of and adjacent to said Lots 4, 5 and 6.

PARCEL 16:

Lots Numbered 55, 56, 57, 58, 59, 60 and 61 in Brackenridge’s Addition to the City of Fort Wayne, Indiana as per plat thereof recorded in Plat Book 0 page 82, in the Office of the Recorder of Allen County, Indiana.

Together with the east half of a vacated alley lying west of and adjacent to said Lots 55, 56, 57, 58, 59, 60 and 61.

Also together with an overhead walkway as described in Declaratory Resolution Number 1423-76 adopted June 7, 1976 and confirmed July 29, 1976 by the Board of Public Works, recorded October 28, 1984 as Document Number 84-25847.

PARCEL 17:

The East half of Lot Numbered 57 and all of Lots Numbered 58, 59, 60 and 61 in Hamilton’s Second Addition to the City of Fort Wayne as per plat thereof recorded in Deed Record 31 page 176.

Together with the vacated alley between Lots 57 and 58.

Also together with that part vacated Railroad Street lying south andadjacent to said Lots heretofore vacated by proceedings under Declaratory Resolution Number 1251-1969.

PARCEL 18:

Part of the Northeast Quarter of the Northeast Quarter of Section 11, Township 30 North, Range 12 East, Fort Wayne, Allen County, Indiana, described as follows:

Beginning at a point on the North line of vacated Railroad Street, 131.44 feet East of the East line of Calhoun Street; thence East along the North line of vacated Railroad Street, a distance of 237.56 feet to the West line of Clinton Street; thence South along the West line of Clinton Street, 144.65 feet; thence Westerly, at right angles to the last described course, 20.0 feet; thence Southerly, at right angles to the last described course, 10.5 feet (recorded as 12 feet) to the Northerly face of a concrete retaining wall; thence Westward along the North face of said retaining wall, following a curved course to the right to a point 133.03 feet East of the East line of Calhoun Street, measured along the North face of said retaining wall; thence North 128.4 feet to the point of beginning.

PARCEL 19:

The West Half of Lot Numbered 8 in Baker’s Addition to the City of Fort Wayne, Indiana, as per plat thereof recorded in Deed Record 31 page 20, in the Office of the Recorder of Allen County, Indiana.

Together with the south half of vacated alley lying north of and adjacent to said Lot 8.

PARCEL 20:

Lots Numbered 65 and 66 in Brackenridge’s Addition to the City of Fort Wayne, Indiana, as per plat thereof recorded in Deed Record 28, page 93 in the Office of the Recorder of Allen County, Indiana.

Together with the north half of vacated alley lying south of and adjacent to said lots 65 and 66.

PARCEL 21:

That part of Lot 11 in Baker’s Addition to the City of Fort Wayne, Allen County, Indiana, as per plat thereof recorded in the Office of the Recorder of Allen County, Indiana, being described as follows:

Beginning at the Northwest corner of said Lot 11; thence East along the North end of said Lot to the East side thereof; thence South along the East side of said Lot to the South end thereof; thence in a straight line in the Northwesterly direction to the point of beginning.

Together with the south half of a vacated alley lying north of and adjacent to said Lot 11.

PARCEL 22:

Lots 9 and 10 in Baker’s Addition to the City of Fort Wayne, Allen County Indiana, as per plat thereof recorded in the Office of the Recorder of Allen County, Indiana.

Together with the south half of a vacated alley lying north of and adjacent to said Lots 9 and 10.

PARCEL 23:

Lots 62 and 63 in the continuation of Hamilton’s Second Addition to the City of Fort Wayne, as per plat thereof recorded in Deed Record 31 page 176, in the Office of the Recorder of Allen County, Indiana.

PARCEL 24:

The portion of that certain 10 foot north-south alley which is bounded on the west by Lot 62 of Brackenridge Addition to the City of Fort Wayne, by Lot 7 of Baker’s Addition to the City of Fort Wayne, and which said alley is bounded on the east by Lots 55 through 61 inclusive, of

Brackenridge Addition to the City of Fort Wayne, by Lots 4 through 6, inclusive, in Baker’s Addition to the City of Fort Wayne (herein after referred to as north-south alley); and

The portion of that certain 10 foot east-west alley which is bounded on the north by Lots 62 through 66, inclusive, of Brackenridge Addition to the City of Fort Wayne, and which is bounded on the south by Lots 7 through 11 inclusive of Baker’s Addition to the City of Fort Wayne (hereinafter referred to as east-west alley).

Exhibit B

Additional Land (Parking Facility) Description

Lot Numbered 4 and the south half of a vacated alley adjacent to said Lot in Hamilton’s Homestead Addition to the City of Fort Wayne, Allen County, Indiana, being described as follows:

A parcel of real estate located in the East Half of the Northeast Quarter of Section 11, Township 30 North, Range 12 East in the City of Fort Wayne, Allen County, Indiana, and described as follows:

That tract of real estate in the City of Fort Wayne, bounded on the East by the West property line of Clinton Street, on the South by the North property line of Holman Street, (Brackenridge Street 1976); on the West by the East property line of the alley between Calhoun Street and Clinton Street in Hamilton’s Third Addition to the City of Fort Wayne, on the North by the centerline of the vacated alley between Holman (Brackenridge Street 1976) and Montgomery Street (Douglas Street 1976) and extending from Clinton Street to the said alley between Clinton Street and Calhoun Street in said Hamilton’s Third Addition.

Schedule A

Fort Wayne, Indiana

Lincoln National Life Insurance Company

(“Harrison Site”)

A-1

Schedule B

Basic Rent Payments

[NOTE: Paragraphs 1 through 5 remain unchanged.]

6.  Each installment of Basic Rent payable for the Leased Premises during that portion of the Primary Term commencing on September 1, 2004 and ending on and including August 31, 2009 shall be $7,912,625 and should be payable semi-annually in arrears commencing on February 28, 2005 and thereafter on the last day of each August and February thereafter to and including August 31, 2009.

7.  Each installment of Basic Rent for the Leased Premises during the Initial Extended Term (i.e., during the period September 1, 2009 through August 31, 2019) shall be $2,100,000, and shall be payable semi-annually in arrears commencing on February 28, 2010 and thereafter on the last day of each August and February thereafter to and including August 31, 2019.

8.  Each installment of Basic Rent for the Leased Premises during any Extended Term commencing on or after September 1, 2019 shall be equal to the Semiannual Basic Rent (as hereinafter defined), and shall be payable semi-annually in arrears commencing on the first February 28 following the commencement of such Extended Term and thereafter on the last day of each August and February thereafter occurring during such Extended Term.

9.  For purposes of this Schedule, the term “Semiannual Basic Rent” shall mean $2,100,000, increased proportionally by an amount equal to the same relative percentage increase as that of the Consumer Price Index over a base of September 1, 2009, and will be compared to the Consumer Price Index as of August 31 of the year in which the new Extended Term in question commences. For example if the CPI on September 1, 2009 was 150 and on

B-1

August 31, 2019 the CPI had increased to 207, the proportionate increase in the Basic Rent would be 38% (209/150 = 1.38). The Semiannual Basic Rent payable during the Extension Term ending on August 31, 2024 would be for this example $2,898,000 (1.38 x $2,100,000). Notwithstanding the above, in no event will the Semiannual Basic Rent be less than $2,100,000, nor more than $3,595,500, at any time during the portion of the term of this Lease commencing September 1, 2019.

10.  If any installment of Basic Rent shall be payable on a date which shall not be a business day, then such installment shall be payable on the first business day thereafter.

B-2

Schedule C

To Lease

COMPUTATION OF PURCHASE PRICES

Upon the purchase of the Leased Premises during the Primary Term (subsequent to June __, 2006) or the Initial Extended Term pursuant to paragraphs 12(b) or 14(c), the purchase price payable shall be an amount equal to the amount set forth in column 2 below opposite the period in which such purchase occurs (the first such amount being called “Lessor’s Cost”) (period 1 being the period beginning on March 1, 2006 and ending on and including August 31, 2006, period 2 being the period beginning on September 1, 2006 and ending on and including February 28, 2007, and each succeeding period being the following semiannual period to and including period 27).

COLUMN 1	COLUMN 2
PURCHASE PERIOD	APPLICABLE AMOUNT
1	44,032,767.00
2	44,032,935.00
3	40,443,935.00
4	36,633,700.00
5	32,586,089.00
6	23,798,894.00
7	18,841,141.00
8	15,214,841.92
9	14,738,271.19
10	14,247,736.95
11	13,742,830.05
12	13,223,129.37
13	12,688,201.47
14	12,137,600.18
15	11,570,866.27
16	10,987,527.06
17	10,387,096.01
18	9,769,072.33

C-1

COLUMN 1	COLUMN 2
PURCHASE PERIOD	APPLICABLE AMOUNT
19	9,132,940.55
20	8,478,170.12
21	7,804,214.91
22	7,110,512.81
23	6,396,485.25
24	5,661,536.67
25	4,905,054.10
26	4,126,406.59
27	3,324,944.71

Upon a partial prepayment of the indebtedness secured by the Senior Permitted Mortgage referred to in paragraph 12(c) or 14(b) of this Lease, the amounts set forth above shall be reduced by an amount equal to the amount of the reduction of the principal amount of such indebtedness scheduled to be outstanding during each purchase period, after giving effect to the revised amortization thereof resulting from such partial prepayment in accordance with the terms thereof. (In case such indebtedness is prepaid or otherwise refinanced, the amounts so determined shall be reduced as if such indebtedness had remained outstanding.)

C-2

Schedule D

Permitted Encumbrances

D-1